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                                                                     EXHIBIT 11
                    Calculation of Net Loss per Share

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
                                                                                           THREE MONTHS ENDED
                                                                                                JUNE 30,
                                                                                        -------------------------
                                                                                            1997          1996
                                                                                        -------------  ----------
Beginning Balance March 31............................................................      9,554,759   1,010,844
Issuance/Repurchase of Common Stock...................................................          6,246      (1,534)
Issuance of Cheap Stock...............................................................             --     460,656
                                                                                        -------------  ----------
 Weighted Average Shares at June 30...................................................      9,561,005   1,469,996
 Net Loss Second Quarter..............................................................  $  (2,199,747) $ (199,986)
 Net Loss per Share...................................................................  $       (0.23) $    (0.14)

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
                                                                                            SIX MONTHS ENDED
                                                                                                JUNE 30,
                                                                                      ----------------------------
                                                                                          1997           1996
                                                                                      -------------  -------------
Beginning Balance January 1.........................................................      9,544,373      1,016,662
Issuance/Repurchase of Common Stock.................................................          9,546         (5,756)
Issuance of Cheap Stock.............................................................             --        366,245
                                                                                      -------------  -------------
 Weighted Average Shares at June 30.................................................      9,553,919      1,377,147
 Net Loss...........................................................................  $  (3,791,121) $  (2,073,213)
 Net Loss per Share.................................................................  $       (0.40) $       (1.51)
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